Exhibit 99.1

enherent Corp. Reports Earnings For The Third Quarter of 2008 and Continues Investment in Text Analytics Solutions Market

FOR IMMEDIATE RELEASE

Iselin, New Jersey (November 14, 2008) - enherent Corp. (OTC BB: ENHT, www.enherentcorp.com), an information technology services company, today announced its results for the third quarter of 2008.

Third Quarter 2008 Financial Results

Revenues for the third quarter ended September 30, 2008 were $7.6 million, compared to revenues of $7.1 million in the quarter ended September 30, 2007. Net income decreased by approximately $56,000 to $47,000, or $0.00 per diluted share, for the third quarter of 2008 as compared to net income of approximately $103,000, or $0.00 per diluted share, for the comparable quarter of 2007. The decrease in net income resulted primarily from decreased demand related to concerns about a weakening economy. Earnings before interest, taxes, depreciation and amortization, or EBITDA, totaled $285,000 for the third quarter of 2008 as compared to $364,000 for the comparable quarter of 2007. EBITDA, adjusted to add back stock-based compensation, or Adjusted EBITDA, totaled $318,000 for the third quarter of 2008 as compared to $410,000 for the comparable quarter of 2007.

Nine Months 2008 Financial Results

Revenues for the nine months ended September 30, 2008 were $21.9 million compared to $23.1 million in the nine months ended September 30, 2007. Net income decreased by approximately $135,000 to $159,000, or $0.00 per diluted share, for the nine months ended September 30, 2008 as compared to net income of approximately $294,000, or $0.00 per diluted share, for the comparable nine months ended September 30, 2007. The decrease in net income resulted primarily from a decreased demand related to concerns about a weakening economy. Earnings before interest, taxes, depreciation and amortization, or EBITDA, totaled $846,000 for the nine months ended September 30, 2008 as compared to $1,029,000 for the nine months ended September 30, 2007. EBITDA, adjusted to add back stock-based compensation, or Adjusted EBITDA, totaled $961,000 for the nine months ended September 30, 2008 as compared to $1,160,000 for the nine months ended September 30, 2007.

Pamela Fredette, Chairman, CEO and President, commenting on the financial results for the third quarter 2008, said “Given the difficult economic conditions that are being experienced both in our industry sector and globally, we are pleased with our third quarter results. In negotiating the current economic environment, we are confident that the necessary steps are being taken to maximize our profitability. During the nine months ended September 30, 2008, the Company invested approximately $385,000 in start up costs in developing our entry into the Text Analytics Solutions Market. Although this adversely affected our performance for this period, we believe it will turn out to be a strong opportunity for future growth.”

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on certain assumptions and analyses made by the Company derived from its experience and perceptions. Actual results and developments may vary materially from those described because they are subject to a number of known and unknown risks and uncertainties. Such risks and uncertainties include, but are not limited to, future demand for the Company’s services; general economic, market and business conditions; the Company’s ability to increase the amount of services rendered to existing clients and develop new clients and reduce costs of providing services; the Company’s ability to recruit and retain IT professionals; and various other factors discussed in the Company’s filings with the Securities and Exchange Commission including those set forth under Item 1A of the Company’s recent Form 10-K. The Company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments, or otherwise.

NON-GAAP Financial Measures:

enherent Corp. utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall business performance, for making operating decisions and for forecasting and planning future periods. The Company considers the use of non-GAAP financial measures helpful in assessing its current financial performance and prospects for the future. While the Company uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, the Company does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, the Company believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. In assessing the overall health of its business during the three months and nine months ended September 30, 2008 and 2007, the Company excluded items in the following general categories, each of which are described below:

Stock-based Compensation. The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to previous periods. In addition, the Company prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure.

Earnings Before Interest, Taxes, Depreciation and Amortization. The press release contains references to EBITDA and Adjusted EBITDA and provides reconciliations of EBITDA and Adjusted EBITDA to Net income on the face of the attached statements of operations. The Company’s management believes that EBITDA is used by investors and analysts as an alternative to GAAP measures when evaluating the Company’s performance in comparison to other companies. In order to fully assess the Company’s financial operating results, management believes that EBITDA is an appropriate measure of evaluating the Company’s operating performance, because it eliminates the effects of financing and accounting decisions. This measure is also significant to institutional lenders, and is considered an important internal benchmark of performance by the Company. The Company’s management uses EBITDA to measure the Company’s performance against internal performance targets, which are based on EBITDA. In addition, the Company further excludes stock-based compensation, deferred compensation and severance charges in calculating Adjusted EBITDA. The Company believes excluding severance and deferred compensation charges, as well as the non-cash charges for stock-based compensation, allows for a better assessment of its normalized internal operations and comparisons to industry performance.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, the Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

(1)	GAAP stands for Generally Accepted Accounting Principles.

CONTACT INFORMATION:

Lori Stanley

enherent Corp.

lstanley@enherentcorp.com

ENHERENT CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2008 (Unaudited)	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$1,078,410	$1,121,694
Accounts receivable, net	5,706,002	3,844,726
Prepaid expenses and other current assets	222,173	143,981

Total current assets	7,006,585	5,110,401
Furniture, equipment and improvements, net	177,223	179,794
Goodwill	4,334,278	4,334,278
Other intangibles, net	150,000	225,000
Deferred financing costs, net	177,025	280,986
Other assets	40,370	41,833

TOTAL	$11,885,481	$10,172,292

LIABILITIES
Current liabilities:
Revolving credit facility	$3,173,380	$2,824,691
Current portion of long-term debt	592,828	577,311
Accounts payable and accrued expenses	4,545,347	2,884,320
Deferred revenue	192,035	169,647
Accrued compensation and benefits	967,201	1,005,359

Total current liabilities	9,470,791	7,461,328
Long-term liabilities:
Long-term debt, net of current portion above	2,386,196	2,956,189

Total liabilities	11,856,987	10,417,517

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred stock, $.001 par value; authorized—10,000,000 shares, issued—none	—	—
Common stock, $.001 par value, authorized—101,000,000 shares, issued and outstanding – 52,375,653 as of September 30, 2008 and December 31, 2007	52,376	52,376
Additional paid-in capital	27,731,974	27,616,974
Accumulated deficit	(27,755,856)	(27,914,575)

Total stockholders’ equity (deficiency)	28,494	(245,225)

TOTAL	$11,885,481	$10,172,292

ENHERENT CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Service revenue	$5,406,778	$6,861,204	$18,156,034	$21,384,548
Equipment and software revenue	2,204,099	248,055	3,696,572	1,754,035

Total revenue	7,610,877	7,109,259	21,852,606	23,138,583

Cost of revenues:
Cost of services	4,151,105	5,239,716	13,902,178	16,514,478
Cost of equipment and software	1,807,518	211,152	3,075,288	1,459,956

Cost of revenues	5,958,623	5,450,868	16,977,466	17,974,434

Gross profit	1,652,254	1,658,391	4,875,140	5,164,149

Operating expenses:
Selling, general and administrative	1,367,539	1,294,831	4,028,752	4,134,810
Depreciation and amortization expense	86,804	89,893	258,388	219,459

Total operating expenses	1,454,343	1,384,724	4,287,140	4,354,269

Operating income	197,911	273,667	588,000	809,880
Interest expense	(146,709)	(167,030)	(426,934)	(505,457)

Income before income taxes	51,202	106,637	161,066	304,423
Income tax provision	(4,417)	(3,989)	(2,347)	(10,235)

NET INCOME	$46,785	$102,648	$158,719	$294,188

Basic net income per share	$0.00	$0.00	$0.00	$0.01

Number of shares used in computing basic net income per share	52,375,653	51,660,165	52,375,653	50,998,014

Diluted net income per share	$0.00	$0.00	$0.00	$0.01

Number of shares used in computing diluted net income per share	52,909,092	52,904,448	53,059,959	51,711,420

ENHERENT CORP. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Net income, as reported	$46,785	$102,648	$158,719	$294,188
Interest expense	146,709	167,030	426,934	505,457

Income tax provision	4,417	3,989	2,347	10,235

Depreciation and amortization	86,804	89,893	258,388	219,459

EBITDA	284,715	363,560	846,388	1,029,339
Adjustments:
Stock based compensation	33,000	46,000	115,000	131,000

Adjusted EBITDA	$317,715	$409,560	$961,388	$1,160,339